Exhibit 99.1

Dyax Announces FDA Approval of KALBITOR® (ecallantide) for the Treatment of Acute Attacks of Hereditary Angioedema in Patients 16 Years of Age and Older

- First Subcutaneous Treatment Approved for HAE -

CAMBRIDGE, Mass.--(BUSINESS WIRE)--December 1, 2009--Dyax Corp. (NASDAQ:DYAX) announced today that the U.S. Food and Drug Administration (FDA) has granted approval for KALBITOR® (ecallantide) for the treatment of acute attacks of hereditary angioedema (HAE) in patients 16 years of age and older.

HAE is a rare, genetic disorder characterized by severe, debilitating and often painful swelling, which can occur in the abdomen, face, hands, feet and airway. KALBITOR, a potent, selective and reversible plasma kallikrein inhibitor discovered and developed by Dyax, is the first subcutaneous HAE treatment approved in the U.S.

As part of product approval, Dyax has, together with the FDA, established a Risk Evaluation and Mitigation Strategy (REMS) program to communicate the risk of anaphylaxis and the importance of distinguishing between a hypersensitivity reaction and HAE attack symptoms.

“The approval of KALBITOR represents an important milestone in our ongoing commitment to the HAE community,” said Gustav A. Christensen, President and Chief Executive Officer of Dyax. “Furthermore, bringing KALBITOR to market validates our mission to discover, develop, and commercialize innovative biopharmaceuticals for unmet medical needs.”

“By specifically affecting a key mediator of the inflammation, pain and edema that are characteristic of HAE attacks, KALBITOR may be advantageous in offering physicians a targeted approach for treating acute attacks,” said professor Jonathan Bernstein, MD, department of internal medicine, division of immunology/allergy, at the University of Cincinnati College of Medicine. “Additionally, the subcutaneous route of administration and efficacy in treating acute attacks in patients 16 years of age and older, regardless of anatomic location, make KALBITOR an important treatment option.”

HAE attacks, which occur on average more than 20 times yearly, are unpredictable and range in progression and severity. An acute episode may occur in one or more anatomical sites, sometimes moving from one site to another. “HAE is a highly unpredictable disease because most attacks occur spontaneously with no identifiable trigger. KALBITOR will provide patients 16 years of age and older and their physicians with an FDA-approved subcutaneous therapy for treating painful and debilitating HAE acute attacks,” stated Anthony J. Castaldo, President of the United States Hereditary Angioedema Association (HAEA), a nonprofit patient advocacy organization that represents approximately 6,500 HAE patients in the United States.

KALBITOR HAE Program

The approval of KALBITOR is based on the results of two placebo-controlled Phase 3 clinical studies, known as EDEMA3® and EDEMA4®. Patients having an attack of HAE, at any anatomic location, with at least one moderate or severe symptom, were treated with 30 mg subcutaneous KALBITOR or placebo. Because patients could participate in both trials, a total of 143 unique patients participated. There were 64 patients with abdominal attacks, 55 with peripheral attacks, and 24 with laryngeal attacks. In both trials, the effects of KALBITOR were evaluated using the Mean Symptom Complex Severity (MSCS) score and the Treatment Outcome Score (TOS), two HAE-specific patient-reported outcome endpoints developed by Dyax. These measures evaluated the severity of attack symptoms at all anatomical locations (MSCS score) and response to therapy (TOS). In the EDEMA4 trial at 4 hours, patients treated with KALBITOR demonstrated a greater decrease from baseline in the mean MSCS than placebo (-0.8 vs. -0.4; p = 0.010) and a greater mean TOS (53 vs. 8, p = 0.003). In the EDEMA4 trial at 24 hours, patients treated with KALBITOR also demonstrated a greater decrease from baseline in the mean MSCS than placebo (-1.5 vs. -1.1; p = 0.04) and a greater mean TOS (89 vs. 55, p = 0.03). The results in the EDEMA3 trial were consistent with the EDEMA4 trial results.

Potentially serious hypersensitivity reactions, including anaphylaxis, have occurred in patients treated with KALBITOR. In 255 HAE patients treated with intravenous or subcutaneous KALBITOR in clinical studies, 10 patients (3.9%) experienced anaphylaxis. For the subgroup of 187 patients treated with subcutaneous KALBITOR, 5 patients (2.7%) experienced anaphylaxis. Symptoms associated with these reactions have included chest discomfort, flushing, pharyngeal edema, pruritus, rhinorrhea, sneezing, nasal congestion, throat irritation, urticaria, wheezing, and hypotension. These reactions occurred within the first hour after dosing.

The most common adverse reactions occurring in ≥3% of KALBITOR-treated patients and greater than placebo were headache, nausea, diarrhea, pyrexia, injection site reactions, and nasopharyngitis.

KALBITOR AccessSM

In advance of KALBITOR availability and launch, patients and healthcare providers can contact KALBITOR AccessSM to receive information and work with program staff to research patient insurance coverage for KALBITOR. KALBITOR Access is designed as a one-stop point of contact for information about KALBITOR. The program is staffed with dedicated insurance specialists and case managers who will help coordinate patient treatment and access to KALBITOR. Patients and healthcare providers can call 1-888-4KALBITOR (1-888-452-5248) for information and to utilize these services or visit www.KALBITOR.com.

Important KALBITOR Safety Information

Anaphylaxis has been reported after administration of KALBITOR. Because of the risk of anaphylaxis, KALBITOR should only be administered by a healthcare professional with appropriate medical support to manage anaphylaxis and hereditary angioedema. Healthcare professionals should be aware of the similarity of symptoms between hypersensitivity reactions and hereditary angioedema and patients should be monitored closely. KALBITOR should not be administered to patients with known clinical hypersensitivity to KALBITOR.

For more information about KALBITOR, including full prescribing information, visit www.KALBITOR.com.

About HAE

Hereditary angioedema (HAE) is an acute inflammatory condition characterized by episodes of severe, often painful swelling affecting the extremities, the gastrointestinal tract, the genitalia, and in the larynx. HAE is caused by low or dysfunctional levels of C1 esterase inhibitor (C1-INH), a naturally occurring molecule that inhibits plasma kallikrein, a key mediator of inflammation, and other serine proteases in the blood. HAE is estimated to affect 1:10,000 to 1:50,000 individuals.

About Dyax

Dyax is focused on advancing novel biotherapeutics for unmet medical needs, with an emphasis on inflammatory and oncology indications. Dyax utilizes its proprietary drug discovery technology to identify antibody, small protein and peptide compounds for clinical development. Dyax’s first product, KALBITOR® (ecallantide), is approved in the United States for the treatment of acute attacks of hereditary angioedema in patients 16 years of age and older.

Dyax’s lead product candidate is DX-88, a recombinant, small protein that is currently being evaluated for its therapeutic potential in two separate indications. DX-88 is being investigated in two Phase 2 trials for the reduction of blood loss during on-pump cardiothoracic surgery (CTS), which are being conducted by Dyax’s partner, Cubist Pharmaceuticals. Additionally, DX-88 is also being investigated in a Phase 1 trial for retinal vein occlusion-induced macular edema by Dyax’s partner, Fovea Pharmaceuticals, which has recently entered into an agreement to be acquired by sanofi-aventis.

DX-88 and other compounds in Dyax’s pipeline were identified using its patented phage display technology, which rapidly selects compounds that bind with high affinity and specificity to therapeutic targets. Dyax leverages this technology broadly with over 70 revenue generating licenses and collaborations for therapeutic discovery, as well as in non-core areas such as affinity separations, diagnostic imaging, and research reagents. Dyax is headquartered in Cambridge, Massachusetts. For online information about Dyax Corp., please visit www.dyax.com.

Dyax Disclaimer

This press release contains forward-looking statements, including statements regarding the prospects for therapeutic benefits and treatment advantages of KALBITOR for HAE and the timing for market launch. Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors which may affect the prospects for therapeutic benefits and treatment advantages of KALBITOR for HAE and the timing for market launch include the risks that: others may develop technologies or products superior to KALBITOR or that are on the market before KALBITOR; KALBITOR may not gain market acceptance; Dyax is dependent on the expertise, effort, priorities and contractual obligations of third parties in the manufacture, marketing, sales and distribution of KALBITOR; and other risk factors described or referred to Item 1A, “Risk Factors” in Dyax’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.

Dyax, the Dyax logo and KALBITOR are registered trademarks and EDEMA3 and EDEMA4 are registered service marks of Dyax Corp. KALBITOR Access is a service mark of Dyax Corp.

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